Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report on Form 10-Q of Camden Property Trust (the “Company”) for the period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard J. Campo, Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C.§1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

        1.        The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        2.        The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Richard J. Campo

Richard J. Campo Chariman of the Board and Chief Executive Officer

Date:   November 13, 2003

A signed original of this written statement required by Section 906 has been provided to Camden Property Trust and will be retained by Camden Property Trust and furnished to the Securities and Exchange Commission or its staff upon request.